UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COINCHECK GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Hoogoorddreef 15, 1101 BA Amsterdam, Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, nominal value €0.01 per share	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-279165

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are the ordinary shares, nominal value €0.01 per share, of Coincheck Group N.V. (the “Ordinary Shares”) and warrants to purchase Ordinary Shares (the “Warrants”). The description of the Ordinary Shares and Warrants contained under the heading “Description of the Post-Combination Company’s Securities” in the proxy statement/prospectus, dated November 12, 2024, related to the Company’s Registration Statement on Form F-4 (Registration No. 333-279165), to which this Form 8-A relates, is incorporated herein by reference, as such description may be subsequently amended from time to time thereafter.

The Ordinary Shares and the Warrants to be registered hereunder have been approved for listing on The Nasdaq Stock Market LLC (“NASDAQ”) under the symbols “CNCK” and “CNCKW,” respectively.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the registrant are registered on the NASDAQ and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 10, 2024

COINCHECK GROUP N.V.

By:	/s/ Oki Matsumoto
Name:	Oki Matsumoto
Title:	Executive Chairperson

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